Exhibit (a)(1)(C)
THIS IS NOT A LETTER OF TRANSMITTAL.
NOTICE OF GUARANTEED DELIVERY
for tender of Class “A” Shares of
OPTIMAL GROUP INC.
pursuant to the Offer dated March 31, 2010 made by
7293411 CANADA INC.

USE THIS NOTICE OF GUARANTEED DELIVERY IF YOU WISH TO ACCEPT THE OFFER BUT
YOUR CLASS “A” SHARE CERTIFICATE(S) ARE NOT IMMEDIATELY AVAILABLE OR YOU ARE
NOT ABLE TO DELIVER YOUR CLASS “A” SHARE CERTIFICATE(S) ALONG WITH ALL OTHER
REQUIRED DOCUMENTS TO THE DEPOSITARY AT OR PRIOR TO THE EXPIRY TIME (AS DEFINED
BELOW).

THE OFFER WILL BE OPEN FOR ACCEPTANCE UNTIL 5:00 P.M. (MONTRÉAL TIME) ON MAY 6,
2010 (THE “EXPIRY TIME”), UNLESS THE OFFER IS EXTENDED OR WITHDRAWN.
The terms and conditions set forth in the offer to purchase (the “Offer to Purchase”) and take-over bid circular accompanying and forming part of the Offer to Purchase (the “Circular”) each dated March 31, 2010 of 7293411 Canada Inc. (the “Offeror”) are incorporated by reference into this Notice of Guaranteed Delivery. Capitalized terms used but not defined in this Notice of Guaranteed Delivery have their respective meanings set out in the Offer to Purchase and Circular.
This Notice of Guaranteed Delivery must be used by holders of Class “A” shares of Optimal Group Inc. (“Optimal”) to accept the offer made by the Offeror to purchase all of the issued and outstanding Class “A” shares of Optimal (the “Shares”), including all Shares which may become outstanding on the conversion, exchange or exercise of Options or Warrants, after the date of the Offer but prior to the Expiry Time (the “Offer”), only if (i) certificate(s) representing the Shares (“Share Certificates”) to be tendered are not immediately available, (ii) the Share Certificates and all other documents required by the Letter of Transmittal cannot be delivered to Computershare Investor Services Inc., the depositary of the Offer, (the “Depositary”) prior to the Expiry Time, or (iii) the procedures for book-entry transfer, as set forth in the Offer to Purchase, cannot be complied with on a timely basis.
Such Shares may be tendered pursuant to the Offer by the procedures contemplated by this Notice of Guaranteed Delivery, provided that all of the following conditions are met:
1.	the deposit is made by or through an Eligible Institution;
2.	this Notice of Guaranteed Delivery (or if sent by DTC, a message transmitted through electronic means by DTC in accordance with the usual procedures of DTC and the Depositary; provided, however, that if the notice is sent by DTC through such electronic means, it must state that DTC has received an express acknowledgment from the participant in DTC on whose behalf the Notice of Guaranteed Delivery is given that such participant has received and agrees to become bound by the Notice of Guaranteed Delivery) or a manually executed facsimile hereof, in each case properly completed and duly executed, together with a guarantee by an Eligible Institution in the form specified herein, is received by the Depositary at or prior to the Expiry Time at the applicable address specified below; and

3.	the Share Certificate(s) in proper form for transfer together with a Letter of Transmittal (or a facsimile thereof) properly completed and duly executed with any required signature guarantees covering the tendered Shares and all other documents required by the Letter of Transmittal (in the case of DTC accounts, a Letter of Transmittal (or manually executed facsimile thereof) properly completed and duly executed, together with any required signature guarantees, or an Agent’s Message in lieu of a Letter of Transmittal) are received by the Depositary at the applicable address specified below no later than 5:00 p.m. (Montréal time) on the third trading day on the NASDAQ after the Expiry Time.
THIS NOTICE OF GUARANTEED DELIVERY MUST BE DELIVERED BY HAND OR COURIER OR TRANSMITTED BY FACSIMILE OR MAILED TO THE DEPOSITARY AT ITS OFFICE SET OUT HEREIN AND MUST INCLUDE A SIGNATURE GUARANTEE BY AN ELIGIBLE INSTITUTION IN THE FORM SET OUT HEREIN.
DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY OR THE ASSOCIATED LETTER OF TRANSMITTAL TO ANY OFFICE OTHER THAN THE OFFICE OF THE DEPOSITARY SET OUT HEREIN SHALL NOT CONSTITUTE DELIVERY FOR THE PURPOSES OF SATISFYING A GUARANTEED DELIVERY.
THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES ON THE LETTER OF TRANSMITTAL. IF A SIGNATURE ON THE LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE MUST APPEAR IN THE APPLICABLE SPACE IN THE LETTER OF TRANSMITTAL.
DO NOT SEND CERTIFICATES REPRESENTING THE SHARES WITH THIS NOTICE OF GUARANTEED DELIVERY. CERTIFICATE(S) OF THE SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.
TO CONSTITUTE DELIVERY FOR THE PURPOSE OF SATISFYING GUARANTEED DELIVERY, RECEIPT OF THE CERTIFICATES TO WHICH THIS NOTICE OF GUARANTEED DELIVERY APPLIES, THE LETTER OF TRANSMITTAL, ACCOMPANYING CERTIFICATE(S) AND ALL OTHER REQUIRED DOCUMENTS MUST BE DELIVERED TO THE OFFICE OF THE DEPOSITARY SET OUT HEREIN.
The undersigned understands and acknowledges that payment for Shares tendered and accepted by the Offeror in the Offer will be made only after timely receipt by the Depositary of the Share Certificates (or Book-Entry Confirmation) together with a Letter of Transmittal (or a manually executed facsimile thereof) properly completed and duly executed with the signature(s) guaranteed, if so required, in accordance with the instructions set out in the Letter of Transmittal, or, in the case of Shares tendered by book-entry transfer, a Book-Entry Confirmation and, in the case of DTC accounts, a Letter of Transmittal (or manually executed facsimile thereof), properly and duly executed, together with any required signature(s) guaranteed, or an Agent’s Message in lieu of a Letter of Transmittal, and all other documents required by the Letter of Transmittal on or before 5:00 p.m. (Montréal time) on the third trading day on the NASDAQ after the Expiry Date.
The undersigned also understands and acknowledges that under no circumstances will interest accrue or any amount be paid by Offeror or the Depositary to persons tendering Shares by reason of any delay in making payments for Shares to any person on account of Shares accepted for payment in the Offer, and that the consideration for the Shares tendered pursuant to the guaranteed delivery procedures will be the same as that for the Shares delivered to the Depositary before the Expiry Time, even if the certificate(s) representing all of the Shares, to be delivered pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer, “Manner of Acceptance — Procedure for Guaranteed Delivery”, are not so delivered to the Depositary and, therefore, payment by the Depositary on account of such Shares is not made until after the acceptance and payment for the Shares under the Offer.
All authority conferred or agreed to be conferred by this Notice of Guaranteed Delivery is, to the extent permitted by applicable Laws, irrevocable and may be exercised during subsequent legal incapacity of the undersigned and shall, to the extent permitted by applicable Laws, survive the death or incapacity, bankruptcy or insolvency or the undersigned and all obligations of the undersigned under the Notice of Guaranteed Delivery shall be binding upon the heirs, executors, administrators, attorneys, personal representatives, successors and assigned of the undersigned.

2.

Shareholders whose Shares are registered in the name of an investment broker, stock broker, bank, trust company or other nominee should immediately contact such nominee for assistance in tendering their Shares with the Information Agent and Depositary. Contact details for the Information Agent and Depositary are provided at the end of this Notice of Guaranteed Delivery.
This form is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an Eligible Institution, such signature guarantee must appear in the applicable space provided in the Letter of Transmittal.

3.

TO:	7293411 CANADA INC. (the “Offeror”)

AND TO:	COMPUTERSHARE INVESTOR SERVICES INC. (the “Depositary”)

By Mail:	By Courier or By Hand:	By Facsimile Transmission:
Computershare Investor Services Inc.	Computershare Investor Services Inc.	1-905-771-4082
P.O. Box 7021	100 University Avenue
31 Adelaine St. E.	9th Floor
Toronto, Ontario	Toronto, Ontario
M5C 3H2	M5J 2Y1
Attention: Corporate Actions	Attention: Corporate Actions
Delivery of this Notice of Guaranteed Delivery to an address or transmission of this Notice of Guaranteed Delivery via facsimile to a number other than set forth above does not constitute a valid delivery.
The undersigned hereby tenders to the Offeror, upon the terms and subject to the conditions set forth in the Offer to Purchase, the Circular and the related Letter of Transmittal, receipt of which is hereby acknowledged, the Shares described below, pursuant to the procedures for guaranteed delivery set forth in the Section 3 of the Offer entitled “Manner of Acceptance — Procedure for Guaranteed Delivery” and the Instructions in the Letter of Transmittal.
BOX 1 — SHARES

Certificate Number(s)	Name in which Registered	Number of Shares Tendered*

TOTAL

(If space is insufficient, then please attach a list in the above form, if necessary)

*	Unless otherwise indicated, the total number of Shares evidenced by all certificates delivered pursuant to acceptance of the Offer will be deemed to have been tendered. See Instruction 8 of the Letter of Transmittal, “Partial Tenders”
PLEASE SIGN AND COMPLETE

Signature(s):

Address:

Name(s):

Capacity (full title),if in a representative:

Area Code and Telephone Number:

Taxpayer Identification, Social Insurance or Social Security Number:

Date:

4.

GUARANTEE
(Not to be used for signature guarantee)
The undersigned, a Canadian Schedule I chartered bank, a major trust company in Canada, a member of the Securities Transfer Association Medallion Program (STAMP), a member of the Stock Exchange Medallion Program (SEMP) or a member of the New York Stock Exchange Inc. Medallion Signature Program (MSP) (an “Eligible Institution”), guarantees delivery to the Depositary, at its address set forth herein, of the certificate(s) representing the Shares tendered hereby, in proper form for transfer together with delivery of a properly completed and executed Letter of Transmittal (or a manually signed facsimile copy thereof), or, in the case of Shares tendered by book-entry transfer, a Book-Entry Confirmation and, in the case of DTC accounts, a Letter of Transmittal (or manually executed facsimile thereof), properly completed and duly executed together with any required signature guarantees, or an Agent’s Message in lieu of a Letter of Transmittal, and all other documents required by the Letter of Transmittal, all on or before 5:00 p.m. (Montréal time) on the third trading day on the NASDAQ after the Expiry Date.
Failure to comply with the foregoing could result in a financial loss to such Eligible Institution.

Name of Firm:	Authorized Signature:

Address of Firm:	Name:

Title:

Telephone No.:	Date:

Any questions and requests for assistance may be directed to the Depositary:
COMPUTERSHARE INVESTOR SERVICES INC.

By Mail	By Registered Mail, by Hand or by Courier

P.O. Box 7021	100 University Avenue
31 Adelaide St. E.	9th Floor
Toronto, Ontario	Toronto, Ontario
M5C 3H2	M5J 2Y1

Attention: Corporate Actions	Attention: Corporate Actions
North American Toll Free Phone:
1-800-564-6253
Email: corporateactions@computershare.com
Facsimile: 1-905-771-4082
Outside North America: 514-982-7555
Questions and requests for assistance may be directed to the Information Agent.
The Information Agent for the Offer is
Georgeson
100 University Avenue
11th Floor, South Tower
Toronto, Ontario M5J 2Y1
1-866-374-9664